Exhibit 99.1

SOLCIUS, LLC

FINANCIAL STATEMENTS

Years Ended December 31, 2020 and 2019 (Restated)

INDEPENDENT AUDITOR’S REPORT

To the Member of

Solcius, LLC

We have audited the accompanying financial statements of Solcius, LLC, which comprise the balance sheets as of December 31, 2020 and 2019, and the related statements of income and changes in member’s equity, and cash flows for the years then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement whether due to fraud or error.

Accountant’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Solcius, LLC as of December 31, 2020 and 2019, as the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter

As discussed in Note 14 to the financial statements, the 2019 financial statements have been restated to correct a misstatement. Our opinion is not modified in respect to this matter.

Squire & Company, PC

Orem, Utah

March 3, 2021

SOLCIUS, LLC

BALANCE SHEETS

December 31, 2020 and 2019 (Restated)

	2020	2019
		(Restated)
ASSETS

Current Assets:
Cash	$3,323,447	$4,344,087
Accounts receivable, net	2,339,968	801,321
Related party receivable	-	404,657
Inventories	4,026,646	4,238,871
Prepaid expenses and other current assets	859,534	1,089,882
Contract asset	8,438,706	7,102,414

Total current assets	18,988,301	17,981,232

Deposits	1,113,933	483,922

Property and Equipment, net	1,404,595	1,866,489

Total assets	$21,506,829	$20,331,643

LIABILITIES AND MEMBER’S EQUITY

Current Liabilities:
Accounts payable	$5,425,121	$5,877,807
Accrued expenses and other current liabilities	2,278,670	1,848,506
Deferred revenue	2,902,648	5,006,014
Current portion of capital lease obligations	458,412	466,000

Total current liabilities	11,064,851	13,198,327

Capital Lease Obligations, net of current portion	440,412	749,904

Total liabilities	11,505,263	13,948,231

Member’s Equity	10,001,566	6,383,412

Total liabilities and member’s equity	$21,506,829	$20,331,643

The accompanying notes are an integral part of these financial statements.

SOLCIUS, LLC

STATEMENTS OF INCOME AND CHANGES IN MEMBER’S EQUITY

Years Ended December 31, 2020 and 2019 (Restated)

	2020	2019
		(Restated)

Revenue	$93,463,907	$91,035,170

Cost of Revenue	38,433,195	40,292,968

Gross Profit	55,030,712	50,742,202

Operating Expenses:
Sales and marketing	38,413,522	33,140,645
General and administrative	13,105,862	14,471,481
Depreciation	724,178	660,390

Total operating expenses	52,243,562	48,272,516

Operating Income	2,787,150	2,469,686

Other Income (Expense):
Interest expense	(49,844)	(18,416)
Other income	3,406,647	159,243
Gain (loss) on disposal of property and equipment	(56,229)	(20,295)

Total other income	3,300,574	120,532

Net Income	6,087,724	2,590,218

Member’s Equity at Beginning of Year	6,383,412	5,793,231

Member Contributions	133,539	-

Member Distributions	(2,603,109)	(2,000,037)

Member’s Equity at End of Year	$10,001,566	$6,383,412

The accompanying notes are an integral part of these financial statements.

SOLCIUS, LLC

STATEMENTS OF CASH FLOWS

Years Ended December 31, 2020 and 2019 (Restated)

	2020	2019
		(Restated)
Cash Flows from Operating Activities:
Net income	$6,087,724	$2,590,218
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	724,178	660,390
Accrued interest income	-	(12,657)
Bad debt	439,830	787,789
Loss on disposal of property and equipment	56,229	20,295
Changes in operating assets and liabilities:
Accounts receivable	(1,978,477)	356,587
Inventories	212,225	(1,143,958)
Prepaid expenses and other current assets	(675,971)	(868,322)
Contract asset	(1,336,292)	(2,888,694)
Deposits	(630,011)	(235,706)
Accounts payable	(452,686)	1,355,062
Accrued expenses and other current liabilities	430,164	4,496
Deferred revenue	(2,103,366)	1,523,794

Total adjustments	(5,314,177)	(440,924)

Net cash provided by operating activities	773,547	2,149,294

Cash Flows from Investing Activities:
Proceeds from sale of property and equipment	75,020	67,249
Purchase of property and equipment	(79,591)	(373,266)
Loan to related party	-	(392,000)

Net cash provided (used) by investing activities	(4,571)	(698,017)

Cash Flows from Financing Activities:
Principal payments on notes payable	-	(2,192)
Principal payments on capital lease obligations	(631,022)	(421,012)
Member contributions	133,539	-
Member distributions	(1,292,133)	(2,000,037)

Net cash used by financing activities	(1,789,616)	(2,423,241)

Net Change in Cash	(1,020,640)	(971,964)

Cash, Beginning of Year	4,344,087	5,316,051

Cash, End of Year	$3,323,447	$4,344,087

The accompanying notes are an integral part of these financial statements.

Solcius, LLC

NOTES to THE Financial Statements

NOTE 1 – ORGANIZATION AND BUSINESS ACTIVITY

Solcius, LLC (the Company) is a limited liability company organized February 13, 2012, under the organizational laws of the state of California for the purpose of designing, delivering, installing and servicing best-in-class solar solutions. The Company was originally organized as RS Energy California LLC before changing the name on April 18, 2014. The Company focuses primarily on providing solar solutions in eleven states across the country, with the largest markets being Texas, California, New Mexico, and Colorado. The Company provides purchase options through various financing partners to customers who want to own their solar energy systems. The Company will have a perpetual life unless dissolved by members.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies of the Company is presented to assist in understanding the Company’s financial statements. The financial statements and notes are representations of the Company’s management, which is responsible for their accuracy, integrity, and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America and have been consistently applied in the presentation of the financial statements.

Accounts Receivable

Accounts receivable is generated from amounts owed from financing companies and/or self-financed customers once the customers’ solar systems have been installed and inspected by local municipalities. The allowance for doubtful accounts is the Company’s best estimate of the amount of probable credit loss in the Company’s existing accounts receivable. The Company determines the allowance based on historical write-off experience and reviews the allowance for doubtful accounts quarterly. All account balances are reviewed on an individual basis. Accounts receivable are shown net of an allowance for doubtful accounts. These allowances totaled $941,231 and $833,565 as of December 31, 2020 and 2019, respectively.

Inventories

Inventories consist entirely of purchased finished goods, (primarily solar panels and hardware associated with the installation of the solar systems) and are stated at the lower of cost or net realizable value, using the average-cost inventory costing method.

Prepaid Expenses and Other Current Assets

Prepaid expenses and other current assets consist of advances to sales representatives, sales tax refunds, and amounts paid in advance for insurance, rent, inventory, and other services. Prepaid expenses and other current assets are shown net of an allowance for potentially uncollectible advances. These allowances totaled $11,937 and $937,639 as of December 31, 2020 and 2019, respectively.

Deposits

Deposits consist of payments made on bulk module orders placed directly with overseas manufacturers, and collateral payments for captive insurance, facility leases, and legal retainers and are generally expected to be used or returned in three to five years from payment date. Deposits on bulk module orders total $489,506 and $0 as of December 31, 2020 and 2019, respectively.

Solcius, LLC

NOTES to THE Financial Statements

Property and Equipment

Property and equipment are recorded at cost less accumulated depreciation. Maintenance and repair expenditures are charged to expense when incurred. Gains and losses arising on the disposal of property and equipment are included in net income in the period in which they are disposed.

The straight-line method of depreciation is used over the estimated useful lives of the related assets as follows:

Leasehold improvements	10 years
Office furniture	7 years
Equipment	5 years
Computers	3 years
Software	3 to 5 years
Vehicles	4 to 5 years

Revenue Recognition

The Company recognizes revenue from the sale, design and installation of solar systems to customers and the servicing and maintenance of those solar systems.

Revenue from the design and installation of solar systems is recognized at the time the systems are installed and any required inspections by local authorities having jurisdiction are successfully completed.

Revenues from servicing and maintenance of solar systems outside of any warranty work are recognized as the services are provided.

Deferred Revenue

The Company records deferred revenue on cash deposits and advances received for the sale, design and installation of solar systems to customers that have not yet received all required inspections from local authorities.

Contract Asset

The Company defers direct costs associated with the sale, design and installation of solar systems until the associated revenue is recognized. Such direct costs include related labor costs, commissions paid to salespersons, and permitting fees paid to local municipalities.

Warranty Reserve

The Company provides a 10-year limited workmanship warranty and a 3-year roof penetration warranty for all installed solar systems. Management reviews warranty requirements regularly. Warranty adjustments have been minimal, and management has determined that no material warranty reserve is necessary as of December 31, 2020 and 2019.

Solcius, LLC

NOTES to THE Financial Statements

Income Taxes

The Company has been organized as a single member limited liability company, and is a disregarded entity for income tax purposes. The Company’s accounts are included in the tax return of its parent, and all taxes are assessed and paid at the individual member level. Therefore, no income tax liability for federal or state taxes has been recorded in these financial statements.

Management has determined that the Company does not have any uncertain tax positions and associated unrecognized benefits that materially impact the financial statements or related disclosures. Since tax matters are subject to some degree of uncertainty, there can be no assurance that the tax returns will not be challenged by the taxing authorities and that the Company’s parent or its members will not be subject to additional tax, penalties, and interest as a result of such challenge. Generally, tax returns remain open for three years for federal and state income tax examination, and therefore returns prior to 2017 would not be subject to examination.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make extensive use of estimates and assumptions that affect the reported amount of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported amounts of revenues and expenses. Significant estimates include average customer life, allowances for doubtful accounts receivable, depreciation and amortization, and net realizable value of inventories. Actual results could differ significantly from these estimates.

Adoption of New Accounting Standard

On January 1, 2019, the Company adopted the Financial Accounting Standards Board Accounting Standards Update No. 2014-09, Revenue from Contracts with Customers (Topic 606). Topic 606 provides a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers and supersedes most current revenue recognition guidance, including industry-specific guidance. Topic 606 requires an entity to recognize revenue when it transfers promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. This update creates a five-step model that requires entities to exercise judgment when considering the terms of the contract(s) which include (i) identifying the contract(s) with the customer, (ii) identifying the separate performance obligations in the contract, (iii) determining the transaction price, (iv) allocating the transaction price to the separate performance obligations, and (v) recognizing revenue when each performance obligation is satisfied. The Company has developed the additional expanded disclosures required; however, the adoption of Topic 606 did not have a material effect on the Consolidated Statements of Income, Balance Sheets or Cash Flows.

Solcius, LLC

NOTES to THE Financial Statements

NOTE 3 – PREPAID EXPENSES AND OTHER CURRENT ASSETS

Prepaid expenses and other current assets consist of the following as of December 31, 2020 and 2019:

	2020	2019

Sales tax receivable	$380,599	$417,801
Sales representitive and dealer advances	79,335	113,675
Prepaid insurance	155,215	346,318
Prepaid rent	58,779	54,295
Other current assets	185,606	157,793

	$859,534	$1,089,882

NOTE 4 – PROPERTY AND EQUIPMENT

Property and equipment consist of the following as of December 31, 2020 and 2019:

	2020	2019

Leasehold improvements	$28,345	$28,345
Office furniture	180,650	184,356
Equipment	119,028	99,047
Computers	63,200	57,992
Software	99,566	99,576
Vehicles	2,616,405	2,711,325

	3,107,194	3,180,641
Less accumulated depreciation	(1,702,599)	(1,314,152)

Property and equipment, net	$1,404,595	$1,866,489

Depreciation expense totaled $724,178 and $660,390 for the years ended December 31, 2020 and 2019, respectively.

Solcius, LLC

NOTES to THE Financial Statements

NOTE 5 – ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES

Accrued expenses and other current liabilities consist of the following as of December 31, 2020 and 2019:

	2020	2019

Accrued wages and benefits	$627,353	$457,180
Accrued PTO	263,747	204,823
Commissions payable	377,776	469,563
Bonus accrual	379,301	171,914
Customer rebates	181,584	-
Other accrued liabilities	448,909	545,026

	$2,278,670	$1,848,506

NOTE 6 – RELATED PARTY TRANSACTIONS

During the years ended December 31, 2020 and 2019, the Company paid rent and operating costs in the amount of $327,000 and $324,000, respectively, to a member of the Company for office and warehouse space under an operating lease agreement with the member (See Note 10).

During the year ended December 31, 2018, the Company’s parent acquired a 20% minority interest in a company, Ready Home Energy. For the years ended December 31, 2020 and 2019, the Company provided solar system materials and installation services to Ready Home Energy and recorded revenue totaling $147,854 and $510,635, respectively. The company is a guarantor of some of Ready Home Energy’s liabilities (See Note 10).

NOTE 7 – RETIREMENT PLAN

The Company has a 401(k) plan available to eligible employees. The plan provides for a discretionary employer match. For the plan year 2020, the Company made contributions of $195,895 to employee plans. Prior to 2020, the Company did not make any contributions to employee plans.

NOTE 8 – CONTINGENCIES

The Company is from time to time involved in litigation in the normal course of business. In the opinion of management, as of December 31, 2020 and 2019, there was no contingent litigation that would have a material impact on the financial position of the Company.

NOTE 9 – COMMITMENTS

Operating Leases

The Company leases office and warehouse space under twelve non-cancellable operating leases that require monthly payments totaling $61,140. Rent expense for office space during the years ended December 31, 2020 and 2019, was $725,605 and $598,277, respectively.

Solcius, LLC

NOTES to THE Financial Statements

Future minimum operating lease commitments are as follows:

Year Ending
December 31,

2021	$632,700
2022	409,722
2023	303,667
2024	294,000
2025	294,000
Thereafter	269,500

$2,203,589

Capital Leases

The Company leases vehicles under 73 capital leases obligations to a finance company. Interest rates range from 3.05% to 7.19% and maturity dates range from May 2021 through March 2024. Monthly payments of principal and interest total $40,707. As of December 31, 2020 and 2019, the total capitalized amount of vehicles under capital lease obligations was $2,616,406 and $2,442,053 and accumulated depreciation was $1,372,182 and $941,488, respectively.

Future minimum payments and the present value of obligations under capital lease obligations are as follows:

Year Ending
December 31,

2021	$490,024
2022	327,108
2023	129,080
2024	2,318

Total Future minimum lease payments	948,530
Less amounts representing interest	(49,706)

Present value of minimum lease payments	898,824
Current portion	(458,412)

$440,412

Guarantees

During the year ended December 31, 2020 the Company entered into an agreement with a related party as a guarantor on a line of credit and a vehicle lease. The liabilities held balances as of December 31, 2020 of $200,000 and $73,982, respectively.

Solcius, LLC

NOTES to THE Financial Statements

NOTE 10 – SUPPLEMENTAL CASH FLOW INFORMATION

During the years ended December 31, 2020 and 2019, the Company paid $49,844 and $18,416 in interest, respectively.

The Company purchased vehicles in the amount of $313,942 and $497,725 through capital lease obligations during the years ended December 31, 2020 and 2019, respectively.

The Company distributed equity to its parent company, Solcius Holdings, in the form of transferring receivable balances from a related party in the amount of $1,310,976 for the year ended December 31, 2020.

NOTE 11 – CONCENTRATIONS

The Company primarily maintains its cash balances in one financial institution based in the United States. These balances are insured by the Federal Deposit Insurance Corporation (FDIC) up to $250,000 for each financial institution. Uninsured bank balances at December 31, 2020 and 2019, totaled $3,228,694 and $4,233,815, respectively.

The Company purchases inventories and related hardware from a select number of suppliers. Purchases from three vendors totaled approximately $25,128,583, representing 99% of total purchases for the year ending December 31, 2020. Purchases from three vendor totaled approximately $29,355,083, representing 99% of total purchases for the year ending December 31, 2019.

NOTE 12 – LIMITED LIABILITY COMPANY

The Company is a limited liability company. In a limited liability company (LLC or LC), no member, manager, agent, or employee of the LLC is personally liable for debts, obligations, or liabilities of the LLC, whether arising from contract, tort, or otherwise, or for the acts of omission of any member, director, manager, agent or employee of the LLC, unless the individual has signed a specific personal guarantee.

NOTE 13 – SMALL BUSINESS ADMINISTRATION’S “PAYCHECK PROTECTION PROGRAM” (PPP)

On April 14, 2020, the company received $3,196,600 in a loan via the Small Business Administration’s “Paycheck Protection Program” (“PPP”). The loan was intended to help the Company continue to fund payroll, rent, and utility payments for a twenty-four-week period beginning April 14, 2020. As per the rules of the PPP, any funds used for the previously mentioned expenses could become forgivable and would not need to be returned to the Small Business Administration. On September 29, 2020, the Company requested forgiveness of the entire PPP loan. Management believes they have complied with all requirements of the PPP loan program and received preliminary acknowledgement from the issuing bank’s underwriters that the Company will likely qualify for full forgiveness, pending final SBA approval in early 2021. Therefore, management has recorded the entire amount as other income in these financial statements for the year ended December 31, 2020 in order to align the recognition of the forgiveness in the same period the offsetting expenses were incurred. On the statement of cash flows, the entire PPP loan amount is included within cash flows from operations, which is where the related expenses are included.

Solcius, LLC

NOTES to THE Financial Statements

NOTE 14 – RESTATEMENT AND RECLASSIFICATION

Subsequent to issuance of the 2019 financial statements, management discovered an error in the December 31, 2019, inventory and cost of revenue as previously reported. The error has been corrected in these financial statements and the 2019 inventory and cost of revenue have been restated.

Certain amounts in the 2019 financial statements have been reclassified to conform with the presentation in the 2020 financial statements.

This restatement and reclassification impacted the 2019 financial statement line items as follows:

	As Previously	Amount	Amount
	Reported	Reclassified	Restated	Restated

Inventory	$4,402,682	$-	$(163,811)	$4,238,871
Prepaid expenses and other
current assets	1,048,592	41,290	-	1,089,882

Total current assets	18,103,753	41,290	(163,811)	17,981,232

Accrued expenses and other current liabilities	1,807,216	41,290	-	1,848,506

Total current liabilities	13,157,037	41,290	-	13,198,327

Cost of revenue	40,129,157	-	163,811	40,292,968
Gross profit	50,906,013	-	(163,811)	50,742,202
Operating income	2,633,497	-	(163,811)	2,469,686
Net income	$2,754,029	$-	$(163,811)	$2,590,218

NOTE 15 – SUBSEQUENT EVENTS

Solcius LLC’s parent company Solcius Holdings signed a non-binding Letter of Intent on February 28, 2021 to sell its 100% ownership stake in the Company to Sunworks Inc. (SUNW). As of the date of these financial statements Sunworks Inc. is preparing to perform due diligence procedures on the Company’s financials and operations.

Management has evaluated subsequent events through March 3, 2021, which is the date these financial statements were available for issuance and has determined there were no material subsequent events that have occurred.

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